EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2021 First Quarter Financial Results
Quarterly Operating Revenues of $380.1 million, up 37%
Quarterly Net Income of $19.5 million, up 20%
Quarter Diluted EPS of $0.98 per share, ROE of 10.0%

New York, NY – February 8, 2021 – StoneX Group Inc. (the ‘Company’; NASDAQ: SNEX), a diversified global brokerage and financial services firm providing execution, risk management and advisory services, market intelligence and clearing services across multiple asset classes and markets around the world, today announced its financial results for the fiscal year 2021 first quarter ended December 31, 2020.
Sean M. O’Connor, CEO of StoneX Group Inc., stated, "Q1 was a solid start to the new fiscal year with all our segments showing growth in both operating revenues and segment income, despite generally lower trending volatility and significantly lower interest rates. We saw strong growth in customer volumes, new account activity and customer float. We have made good progress on integrating Gain, including realizing cost synergies, and are actively developing revenue synergy opportunities.
The quarter included a few notable items, which in aggregate reduced our EPS by approximately $0.45 per diluted share, and without which we would have nearly achieved our goal of a 15% return on equity for the quarter. Specifically, we recorded hedging losses relating to the sterling-based capital acquired in the Gain transaction, which was offset with a credit to stockholders’ equity, and with respect to physical inventories we hold for short periods prior to delivery for sale, and we also recorded additional amortization relating to intangible assets acquired in the Gain transaction.”

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Quarterly Report on Form 10-Q to be filed with the SEC. The Quarterly Report on Form 10-Q will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended December 31,
(Unaudited) (in millions, except share and per share amounts)	2020	2019	% Change
Revenues:
Sales of physical commodities	$8,883.5	$10,978.0	(19)%
Principal gains, net	203.4	112.5	81%
Commission and clearing fees	119.4	87.2	37%
Consulting, management, and account fees	23.0	21.3	8%
Interest income	21.2	46.0	(54)%
Total revenues	9,250.5	11,245.0	(18)%
Cost of sales of physical commodities	8,870.4	10,968.2	(19)%
Operating revenues	380.1	276.8	37%
Transaction-based clearing expenses	65.4	46.3	41%
Introducing broker commissions	38.2	26.2	46%
Interest expense	9.9	31.1	(68)%
Interest expense on corporate funding	10.5	2.7	289%
Net operating revenues	256.1	170.5	50%
Compensation and other expenses:
Variable compensation and benefits	84.3	54.6	54%
Fixed compensation and benefits	69.3	49.4	40%
Trading systems and market information	13.7	10.4	32%
Professional fees	9.3	6.0	55%
Non-trading technology and support	10.9	6.0	82%
Occupancy and equipment rental	8.6	5.0	72%
Selling and marketing	8.8	1.4	529%
Travel and business development	1.0	4.5	(78)%
Communications	2.3	1.6	44%
Depreciation and amortization	8.4	3.9	115%
Bad debts	1.5	—	n/m
Other	11.1	6.1	82%
Total compensation and other expenses	229.2	148.9	54%
Other gain	—	0.1	—%
Income before tax	26.9	21.7	24%
Income tax expense	7.4	5.4	37%
Net income	$19.5	$16.3	20%
Earnings per share:
Basic	$1.00	$0.85	18%
Diluted	$0.98	$0.84	17%
Weighted-average number of common shares outstanding:
Basic	18,940,876	18,750,270	1%
Diluted	19,470,853	19,074,562	2%
n/m = not meaningful to present as a percentage

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended December 31,
(in millions)	2020	2019	% Change
Segment operating revenues represented by:
Commercial	$105.6	$93.2	13%
Institutional	165.5	132.4	25%
Retail	81.7	21.2	285%
Global Payments	34.4	31.4	10%
Corporate Unallocated	(3.5)	5.2	(167)%
Eliminations	(3.6)	(6.6)	(45)%
Operating revenues	$380.1	$276.8	37%
The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended December 31,
(in millions)	2020	2019	% Change
Segment income represented by:
Commercial	$32.1	$28.7	12%
Institutional	44.8	25.3	77%
Retail	17.9	2.9	517%
Global Payments	20.4	18.9	8%
Total segment income	$115.2	$75.8	52%
Reconciliation of segment income to income before tax:
Segment income	$115.2	$75.8	52%
Net costs not allocated to operating segments	(88.3)	(54.2)	63%
Other gain	—	0.1	(100)%
Income before tax	$26.9	$21.7	24%
Key Operating Metrics
The tables below present a disaggregation of consolidated operating revenues and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

All $ amounts are U.S. dollar or U.S. dollar equivalents	Three Months Ended December 31,
	2020	2019	% Change
Operating Revenues (in millions):
Listed derivatives	$95.0	$72.2	32%
OTC derivatives	24.2	22.7	7%
Securities	126.6	90.3	40%
FX / Contract For Difference (“CFD”) contracts	59.8	4.6	1,200%
Global payments	33.6	30.6	10%
Physical contracts	23.8	20.1	18%
Interest / fees earned on client balances	5.3	18.0	(71)%
Other	18.9	19.7	(4)%
Corporate Unallocated	(3.5)	5.2	(167)%
Eliminations	(3.6)	(6.6)	(45)%
	$380.1	$276.8	37%

Volumes and Other Select Data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	45,284	34,061	33%
Listed derivatives, average rate per contract (1)	$2.01	$1.94	4%
Average client equity - listed derivatives (millions)	$3,426	$2,257	52%
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	495	489	1%
OTC derivatives, average rate per contract	$48.06	$46.01	4%
Securities average daily volume (“ADV”) (millions)	$2,175	$1,252	74%
Securities rate per million (“RPM”) (2)	$739	$865	(15)%
Average money market / FDIC sweep client balances (millions)	$1,325	$982	35%
FX / CFD contracts ADV (millions) (3)	$10,695	$1,144	835%
FX / CFD contracts RPM	$90	$67	34%
Global Payments ADV (millions)	$53	$50	6%
Global Payments RPM	$9,950	$9,655	3%

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.
(3)	The ADV for the three months ended December 31, 2020 is reflective of the ADV of post-acquisition of Gain Capital Holdings, Inc. (“Gain”), acquired effective August 1, 2020, which is shown in our Retail segment, along with our pre-existing FX activities, which is shown in our Institutional segment.

Operating Revenues
Operating revenues increased 37% to $380.1 million in the three months ended December 31, 2020 compared to $276.8 million in the three months ended December 31, 2019.
The table above displays operating revenues disaggregated across the key products we provide to our clients. Operating revenues in listed derivatives increased $22.8 million to $95.0 million in the three months ended December 31, 2020. This growth was primarily driven by increased volumes in domestic grain markets within our Commercial segment as well as the addition of the futures business acquired in the acquisition of Gain in the fourth quarter of fiscal 2020.
Operating revenues in OTC derivatives increased $1.5 million to $24.2 million in the three months ended December 31, 2020, driven by heightened customer activity in soft commodity, food service and dairy markets within our Commercial segment.
Operating revenue from securities transactions increased $36.3 million to $126.6 million in the three months ended December 31, 2020, primarily as a result continued heightened volatility in global equity and fixed income markets due to economic concerns related to the COVID-19 pandemic.
Operating revenues from FX/CFD contracts increased $55.2 million to $59.8 million in the three months ended December 31, 2020, as a result of an incremental $54.8 million in retail FX/CFD contracts operating revenues resulting from the acquisition of Gain in the fourth quarter fiscal 2020.
Operating revenues from global payments increased by $3.0 million to $33.6 million in the three months ended December 31, 2020, as a result of a 3% increase in Rate per Million (“RPM”) and a 6% increase in the Average Daily Volume (“ADV”).
Operating revenues from physical contracts increased $3.7 million to $23.8 million in the three months ended December 31, 2020, primarily due to continued strong customer demand for precious metals. The three months ended December 31, 2020 and 2019 include unrealized losses on derivative positions held against physical inventories carried at the lower of cost or net realizable value of $3.5 million and $0.6 million, respectively. In addition, the three months ended December 31, 2020 include a $1.9 million loss on the liquidation of certain energy inventories which we are attempting to recover from our supplier, however there is substantial uncertainty as to whether we will be successful.
Interest and fee income earned on client balances, which is associated with our listed and OTC derivative, correspondent clearing and independent wealth management product offerings, declined $12.7 million compared to the prior year as a result of a significant declines in short term interest rates related to FOMC actions to reduce the federal funds rate in March 2020. Partially offsetting the decline in short term interest rates was an increase in average client equity and average FDIC sweep client balances of 52% and 35%, respectively.
Following the acquisition of Gain, and in advance of the planned merger of the operations of Gain’s U.K. domiciled subsidiaries into StoneX Financial Ltd., we enacted a plan to mitigate our exposure to the British Pound in the Gain subsidiaries. As part of this plan, we increased the U.S. dollar balances in the Gain subsidiaries and also utilized derivative transactions to mitigate the remaining British Pound exposure. In the three months ended December 31, 2020, we recognized a $3.7 million unrealized loss on these derivative positions. In addition, as the Gain’s U.K. subsidiaries have a functional currency of British Pound, the increased U.S. dollar exposure resulted in a $2.7 million foreign currency loss on revaluation for the three months ended December 31, 2020. Each of these items are reflected in operating revenues in the Corporate Unallocated segment. The assets and liabilities of Gain’s U.K. subsidiaries are subject to translation to the U.S. dollar, and for the three months ended December 31, 2020, the foreign currency translation adjustment related to Gain’s U.K. subsidiaries resulted in an $8.8 million increase which is included within our Accumulated Other Comprehensive Income.

Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended December 31,
(in millions)	2020	% of Total	2019	% of Total
Variable compensation and benefits	$84.3	25%	$54.6	25%
Transaction-based clearing expenses	65.4	21%	46.3	21%
Introducing broker commissions	38.2	11%	26.2	12%
Total variable expenses	187.9	57%	127.1	58%
Fixed compensation and benefits	69.3	21%	49.4	22%
Other fixed expenses	74.1	22%	44.9	20%
Bad debts	1.5	—%	—	—%
Total non-variable expenses	144.9	43%	94.3	42%
Total non-interest expenses	$332.8	100%	$221.4	100%
Our variable expenses include variable compensation paid to traders and risk management consultants, bonuses paid to operational, administrative, and executive employees, transaction-based clearing expenses and introducing broker commissions. We seek to make non-interest expenses variable to the greatest extent possible, and to keep our fixed costs as low as possible.
Variable expenses were 57% of total non-interest expenses in the three months ended December 31, 2020 compared to 58% in the prior year period. During the three months ended December 31, 2020, non-variable expenses, excluding bad debts increased $49.1 million, or 52%, period-over-period, of which $42.5 million of the increase related to companies and businesses acquired after December 2019. We view these acquisitions as long-term strategic decisions, and in aggregate, these acquisitions resulted in a pre-tax loss of $3.0 million during the current quarter, inclusive of $2.6 million in amortization expense on identified intangibles from the Gain acquisition.

Segment Results
During the three months ended September 30, 2020, we modified the operating segments we use to evaluate our performance. Our business activities are managed as operating segments and organized into reportable segments consisting of Commercial, Institutional, Retail, and Global Payments. All segment information shown below has been revised to reflect the operating segment reorganization retroactive to October 1, 2019.
The tables below present the financial performance, a disaggregation of operating revenues, and select operating data and metrics used by management in evaluating the performance of our segments, for the periods indicated. Additional information on the performance of our segments will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.
Commercial

	Three Months Ended December 31,
(in millions)	2020	% Change	2019
Revenues:
Sales of physical commodities	$8,770.4	(20)%	$10,922.2
Principal gains, net	44.0	15%	38.1
Commission and clearing fees	42.7	31%	32.5
Consulting, management and account fees	4.6	(2)%	4.7
Interest income	3.8	(57)%	8.8
Total revenues	8,865.5	(19)%	11,006.3
Cost of sales of physical commodities	8,759.9	(20)%	10,913.1
Operating revenues	105.6	13%	93.2
Transaction-based clearing expenses	13.1	36%	9.6
Introducing broker commissions	7.1	16%	6.1
Interest expense	2.8	(26)%	3.8
Net operating revenues	82.6	12%	73.7
Variable direct compensation and benefits	25.8	16%	22.2
Net contribution	56.8	10%	51.5
Fixed compensation and benefits	12.3	8%	11.4
Other fixed expenses	11.9	4%	11.4
Bad debts	0.5	n/m	—
Non-variable direct expenses	24.7	8%	22.8
Segment income	$32.1	12%	$28.7

	Three Months Ended December 31,
(in millions)	2020	% Change	2019
Operating revenues (in millions):
Listed derivatives	$51.7	27%	$40.6
OTC derivatives	24.1	6%	22.7
Physical contracts	22.1	16%	19.0
Interest / fees earned on client balances	2.5	(57)%	5.8
Other	5.2	2%	5.1
	$105.6	13%	$93.2

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	7,870	11%	7,109
Listed derivatives, average rate per contract (1)	$6.23	24%	$5.03
Average client equity - listed derivatives (millions)	$1,263	40%	$904
Over-the-counter (“OTC”) derivatives (contracts, 000’s)	495	1%	489
OTC derivatives, average rate per contract	$48.06	4%	$46.01

(1)	Give-up fees as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.

Institutional

	Three Months Ended December 31,
(in millions)	2020	% Change	2019
Revenues:
Sales of physical commodities	$—	n/m	$—
Principal gains, net	79.1	81%	43.7
Commission and clearing fees	61.9	47%	42.1
Consulting, management and account fees	5.1	(28)%	7.1
Interest income	19.4	(51)%	39.5
Total revenues	165.5	25%	132.4
Cost of sales of physical commodities	—	n/m	—
Operating revenues	165.5	25%	132.4
Transaction-based clearing expenses	44.6	29%	34.5
Introducing broker commissions	8.0	95%	4.1
Interest expense	7.6	(74)%	29.0
Net operating revenues	105.3	63%	64.8
Variable direct compensation and benefits	38.2	103%	18.8
Net contribution	67.1	46%	46.0
Fixed compensation and benefits	11.5	13%	10.2
Other fixed expenses	10.8	3%	10.5
Bad debts	—	n/m	—
Non-variable direct expenses	22.3	8%	20.7
Segment income	$44.8	77%	$25.3

	Three Months Ended December 31,
(in millions)	2020	% Change	2019
Operating revenues (in millions):
Listed derivatives	$43.3	37%	$31.6
OTC derivatives	0.1	n/m	—
Securities	104.4	48%	70.7
FX contracts	5.0	9%	4.6
Interest / fees earned on client balances	2.5	(79)%	11.7
Other	10.2	(26)%	13.8
	$165.5	25%	$132.4

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Listed derivatives (contracts, 000’s)	37,415	39%	26,952
Listed derivatives, average rate per contract (1)	$1.13	—%	$1.13
Average client equity - listed derivatives (millions)	$2,162	60%	$1,354
Securities ADV ( millions)	$2,175	74%	$1,252
Securities RPM (2)	$739	(15)%	$865
Average money market / FDIC sweep client balances (millions)	$1,325	35%	$982
FX contracts ADV ( millions)	$1,663	45%	$1,144
FX contracts RPM	$46	(31)%	$67

(1)	Give-up fee revenues are excluded from the calculation of listed derivatives, average rate per contract.
(2)	Interest income related to securities lending is excluded from the calculation of Securities RPM.

Retail

	Three Months Ended December 31,
(in millions)	2020	% Change	2019
Revenues:
Sales of physical commodities	$113.1	103%	$55.8
Principal gains, net	52.2	17,300%	0.3
Commission and clearing fees	14.1	18%	11.9
Consulting, management and account fees	12.3	50%	8.2
Interest income	0.5	400%	0.1
Total revenues	192.2	152%	76.3
Cost of sales of physical commodities	110.5	101%	55.1
Operating revenues	81.7	285%	21.2
Transaction-based clearing expenses	6.2	1,140%	0.5
Introducing broker commissions	23.0	46%	15.8
Interest expense	0.4	n/m	—
Net operating revenues	52.1	963%	4.9
Variable direct compensation and benefits	3.5	775%	0.4
Net contribution	48.6	980%	4.5
Fixed compensation and benefits	10.2	1,175%	0.8
Other fixed expenses	19.5	2,338%	0.8
Bad debts	1.0	n/m	—
Non-variable direct expenses	30.7	1,819%	1.6
Segment income	$17.9	517%	$2.9

	Three Months Ended December 31,
(in millions)	2020	% Change	2019
Operating revenues (in millions):
Securities	$22.2	13%	$19.6
FX / CFD contracts	54.8	n/m	—
Physical contracts	1.7	55%	1.1
Interest / fees earned on client balances	0.3	(40)%	0.5
Other	2.7	n/m	—
	$81.7	285%	$21.2

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
FX / CFD contracts ADV (millions) (1)	$9,032	n/m	$—
FX / CFD contracts RPM	$98	n/m	$—

(1)	The ADV for the three months ended December 31, 2020 is reflective of the ADV post-acquisition of Gain, acquired effective August 1, 2020

Global Payments

	Three Months Ended December 31,
(in millions)	2020	% Change	2019
Revenues:
Sales of physical commodities	$—	—	$—
Principal gains, net	32.5	10%	29.6
Commission and clearing fees	1.2	20%	1.0
Consulting, management, account fees	0.7	(13)%	0.8
Interest income	—	—	—
Total revenues	34.4	10%	31.4
Cost of sales of physical commodities	—	—	—
Operating revenues	34.4	10%	31.4
Transaction-based clearing expenses	1.6	14%	1.4
Introducing broker commissions	0.1	(50)%	0.2
Interest expense	—	n/m	—
Net operating revenues	32.7	10%	29.8
Variable compensation and benefits	6.6	10%	6.0
Net contribution	26.1	10%	23.8
Fixed compensation and benefits	3.2	23%	2.6
Other fixed expenses	2.5	9%	2.3
Bad debts	—	—	—
Total non-variable direct expenses	5.7	16%	4.9
Segment income	$20.4	8%	$18.9

	Three Months Ended December 31,
(in millions)	2020	% Change	2019
Operating revenues (in millions):
Payments	$33.6	10%	$30.6
Other	0.8	—%	0.8
	$34.4	10%	$31.4

Select data (all $ amounts are U.S. dollar or U.S. dollar equivalents):
Global Payments ADV (millions)	$53	6%	$50
Global Payments RPM	$9,950	3%	$9,655

Unallocated Costs and Expenses
The following table provides information regarding our unallocated costs and expenses. These unallocated costs and expenses include certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities, which are not included in the results of the operating segments above.

	Three Months Ended December 31,
(in millions)	2020	% Change	2019
Compensation and benefits:
Variable compensation and benefits	$9.0	41%	$6.4
Fixed compensation and benefits	27.4	35%	20.3
	36.4	36%	26.7
Other expenses:
Occupancy and equipment rental	8.4	68%	5.0
Non-trading technology and support	8.2	74%	4.7
Professional fees	5.7	43%	4.0
Depreciation and amortization	4.3	10%	3.9
Communications	1.7	21%	1.4
Selling and marketing	0.4	(33)%	0.6
Trading systems and market information	0.7	40%	0.5
Travel and business development	0.6	(57)%	1.4
Other	5.3	61%	3.3
	35.3	42%	24.8
Total compensation and other expenses	$71.7	39%	$51.5
Total unallocated costs and other expenses increased $20.2 million to $71.7 million in the three months ended December 31, 2020 compared to $51.5 million in the three months ended December 31, 2019. Compensation and benefits increased $9.7 million, or 36%, to $36.4 million in the three months ended December 31, 2020 compared to $26.7 million in the three months ended December 31, 2019, primarily incurred in conjunction with the increased merger and acquisitions activity as incremental costs related to acquisitions closed after December 2019 were $6.2 million. Administrative headcount increased 31% compared to December 2019, primarily from incremental employees as a result of the acquisitions. The headcount increases span across all administrative departments, most notably IT, accounting and compliance. Other non-compensation expenses increased $10.5 million, or 42%, to $35.3 million in the three months ended December 31, 2020 compared to $24.8 million in the prior year primarily incurred in conjunction with the increased merger and acquisitions activity as incremental costs related to acquisitions closed after December 2019 were $8.4 million.

Balance Sheet Summary
The following table below provides a summary of asset, liability, and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	December 31, 2020	September 30, 2020
Summary asset information:
Cash and cash equivalents	$1,033.7	$952.6
Cash, securities and other assets segregated under federal and other regulations	$2,203.9	$1,920.2
Securities purchased under agreements to resell	$1,935.6	$1,696.2
Securities borrowed	$1,227.8	$1,440.0
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$3,590.1	$3,629.9
Receivables from clients, net and notes receivable, net	$252.5	$413.1
Financial instruments owned, at fair value	$2,852.4	$2,727.7
Physical commodities inventory, net	$439.1	$281.1
Property and equipment, net	$73.4	$62.1
Operating right of use assets	$99.1	$101.5
Goodwill and intangible assets, net	$106.4	$109.5
Other	$160.8	$141.0

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$244.5	$272.6
Operating lease liabilities	$118.0	$118.7
Payables to clients	$5,891.2	$5,689.0
Payables to broker-dealers, clearing organizations and counterparties	$314.8	$537.5
Payables to lenders under loans	$373.6	$268.1
Senior secured borrowings, net	$513.8	$515.5
Income taxes payable	$18.9	$22.6
Securities sold under agreements to repurchase	$3,635.3	$3,155.5
Securities loaned	$1,237.8	$1,441.9
Financial instruments sold, not yet purchased, at fair value	$827.4	$686.0
Stockholders’ equity	$799.5	$767.5

Common stock outstanding - shares	19,604,670	19,376,594
Net asset value per share	$40.78	$39.61

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Tuesday, February 9, 2021 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://www.stonex.com. Participants can also access the call by dialing 1-844-466-4112 (within the United States and Canada), or 1-408-337-0136 (international callers) approximately ten minutes prior to the start time.
A replay of the call will be available at https://www.stonex.com approximately two hours after the call has ended and will be available through February 16, 2021. To access the replay, dial 1-855-859-2056 (within the United States and Canada), or 1-404-537-3406 (international callers) and enter the replay passcode 7271177.
About StoneX Group Inc.
StoneX Group Inc. (formerly INTL FCStone Inc.), through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its 2,950 employees serve more than 32,000 commercial and institutional clients, and more than 330,000 active retail accounts, from more than 40 offices spread across five continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by StoneX Group Inc. with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the company’s most recent Annual Report on Form 10-K and, to the extent applicable, subsequent Quarterly Reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G